Exhibit 99.B(n)

FUNDVANTAGE TRUST

Multiple Class Plan Pursuant to Rule 18f-3

This Multiple Class Plan (the “Plan”) has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) by a majority of the Board of Trustees (the “Board”) of FundVantage Trust (the “Trust”), including a majority of those Trustees who are not “Interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”), with respect to each series of the Trust listed in Appendix A attached hereto (each a “Fund” and, collectively, the “Funds”).

The Plan, in accordance with Rule 18f-3 under the 1940 Act, (i) designates classes of shares of each Fund and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Funds that operate under the Plan, and the classes of each such Fund. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Fund. Additional details and restrictions regarding such fees and services are provided in each Fund’s prospectus and statement of additional information.

The Trust’s Board, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust, each Fund and each class of shares offered by a Fund.

I.                                        Classes Offered. Each Fund’s shares may be divided into Institutional Class, Retail Class, Class A, Class C, Class D, Class I and Class R shares. Retail Class, Class A and Class C shares shall be available to all investors and will be sold by the Trust’s principal underwriter for the Funds (the “Distributor”) and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional Class/Class I, Class D and Class R shares will be available only to certain eligible investors as disclosed in each Fund’s prospectus.

A.                                    Class A Shares. Class A shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class A shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class A shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class A shares.  Certain Series may have a shareholder service plan for Class A shares that allows for payment of a service fee up to 0.25% of average daily net assets of the Class A shares of a fund to pay for shareholder servicing activities and expenses.

Class A shares purchased without an initial sales charge that are redeemed within the period disclosed in a Fund’s prospectus from purchase date may be subject to a contingent deferred sales charge (“CDSC”) as described in a Fund’s prospectus as from time to time in effect. Class A shares purchased with reinvested dividends or distributions are not subject to aCDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in a Fund’s prospectus as from time to time in effect.

B.                                    Class C Shares. Class C shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution and service fees. The distribution plan for Class C shares allows for the payment of a distribution and service fee up to 0.75% of average daily net assets of the Class C shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class C shares and a shareholder servicing fee of 0.25% of average daily net assets for personal services and/or the maintenance of shareholder accounts of shareholders of Class C shares.

C.                                    Class D Shares, Retail Class Shares and Advisor Class Shares. Class D shares, Retail Class shares and Advisor Class shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class D, Retail Class shares and Advisor Class shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of Class D shares, Retail Class shares and Advisor Class shares of a Fund, to pay for distribution activities and expenses primarily intended to result in the sale of such Fund’s Class D shares, Retail Class shares and Advisor Class shares, respectively.

D.                                    Class I Shares and Institutional Class. Class I shares and Institutional Class shares shall be offered at the net asset value per share. Class I shares and Institutional Class shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.

E.                                     Class R Shares.

Class R shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class R shares allows for the payment of a distribution fee up to 0.50% of average daily net assets of the Class R shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class R shares.

II.                                   Expense Allocation. Each Class of shares: Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement;

B.                                    May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the company’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes; and

C.                                    May pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the company to the different investment performance of each class.

III.                              Voting and other Rights. Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.

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IV.                               Amendments to the Plan. The Plan may not be materially amended to change its provisions unless a majority of the Board of the Trust, including a majority of the Trustees who are not Interested persons of the Trust within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

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FUNDVANTAGE TRUST(1)

APPENDIX A

TO THE

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

(As Amended and Restated on September 24, 2013)

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period (2)	Maximum Rule 12b-1 Fees(3)	Maximum Shareholder Service Fees	Redemption Fee/Holding Period(4)
1.	Cutwater High Yield Fund
	Class A	4.00%	None	0.25%	None	1%/60 days
	Class C	None	1%/1 Year	1.00%	None	1%/60 days
	Institutional	None	None	None	None	1%/60 days
2.	Cutwater Investment Grade Bond Fund
	Class A	4.00%	None	0.25%	None	1%/60 days
	Class C	None	1%/1 Year	1.00%	None	1%/60 days
	Institutional	None	None	None	None	1%/60 days
3.	Cutwater Multi-Sector Inflation Protection Fund
	Class A	4.00%	None	0.25%	None	1%/60 days

(1)  The following seven (7) series of the Trust are not included in this plan because such series currently only issue a single class of shares:  (1) Pemberwick Fund, (2) Pacific Capital Tax-Free Securities Fund, (3) Pacific Capital Tax-Free Short Intermediate Securities Fund, (4) Origin International Equity Fund, (5) Gotham Absolute Return Fund, (6) Gotham Enhanced Return Fund, and (7) Gotham Neutral Fund.

(2)  A CDSC of 1.00% may be assessed on certain redemptions of Class A Shares made within: (i) 18 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $1,000,000 or more for the Cutwater High Yield Fund, Cutwater Investment Grade Bond Fund, Cutwater Multi-Sector Inflation Protection Fund, Cutwater Municipal Bond Inflation Protection Fund, Lateef Fund, WHV International Equity Fund, WHV Emerging Markets Equity Fund, WHV Seizert Small Cap Value Equity Fund, Estabrook Value Fund, Estabrook Investment Grade Fixed Income Fund, and EIC Value Fund; (ii) 12 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $1,000,000 or more for the Timberline Small Cap Growth Fund, Boston Advisors Broad Allocation Strategy Fund, Heitman REIT Fund, Quality Dividend Fund, Sirios Focus Fund, Bradesco Latin American Equity Fund, and Bradesco Brazilian Hard Currency Bond Fund; and (iii) 12 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $750,000 or more for the Private Capital Management Value Fund.

(3)  Class C shares are subject to a distribution fee and service fee, each pursuant to Rule 12b-1, of 0.75% and 0.25%, respectively.

(4)  Redemption fee is calculated as a percentage of the amount redeemed.  The redemption fee is retained by the applicable Fund and is withheld from redemption proceeds.

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period (2)	Maximum Rule 12b-1 Fees(3)	Maximum Shareholder Service Fees	Redemption Fee/Holding Period(4)
	Class C	None	1%/1 Year	1.00%	None	1%/60 days
	Institutional	None	None	None	None	1%/60 days
4.	Cutwater Municipal Bond Inflation Protection Fund
	Class A	4.00%	None	0.25%	None	1%/60 days
	Class C	None	1%/1 Year	1.00%	None	1%/60 days
	Institutional	None	None	None	None	1%/60 days
5.	Lateef Fund
	Class A	5.00%	None	0.25%	None	2%/30 days
	Class C	None	None	1.00%	None	2%/30 days
	Class I	None	None	None	None	2%/30 days
6.	WHV International Equity Fund
	Class A	5.75%	None	0.25%	None	2%/60 days
	Class C	None	None	1.00%	None	2%/60 days
	Class I	None	None	None	None	2%/60 days
7.	WHV Emerging Markets Equity Fund
	Class A	5.75%	None	0.25%	None	2%/60 days
	Class I	None	None	None	None	2%/60 days
8.	WHV/Seizert Small Cap Value Equity Fund
	Class A	5.75%	None	0.25%	None	2%/60 days
	Class C	None	None	1.00%	None	2%/60 days
	Class I	None	None	None	None	2%/60 days
9.	Private Capital Management Value Fund
	Class A	5.00%	None	0.25%	None	2%/30 days
	Class C	None	1%/1 Year	1.00%	None	2%/30 days
	Class I	None	None	None	None	2%/30 days
	Class R	None	None	0.50%	None	2%/30 days
10.	Estabrook Value Fund
	Class A	5.75%	None	0.25%	None	1%/90 days
	Class C	None	None	1.00%	None	1%/90 days
	Class I	None	None	None	None	1%/90 days
	Class R	None	None	0.50%	None	1%/90 days
11.	Estabrook Investment Grade Fixed Income Fund
	Class A	3.75%	None	0.25%	None	1%/90 days
	Class C	None	None	1.00%	None	1%/90 days
	Class I	None	None	None	None	1%/90 days

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period (2)	Maximum Rule 12b-1 Fees(3)	Maximum Shareholder Service Fees	Redemption Fee/Holding Period(4)
	Class R	None	None	0.50%	None	1%/90 days
12.	Polen Growth Fund
	Retail Class (Class A)	None	None	0.25%	None	2%/60 days
	Institutional Class	None	None	None	None	2%/60 days
13.	DuPont Capital Emerging Markets Fund
	Class I	None	None	None	None	2%/60 days
14.	DuPont Capital Emerging Markets Debt Fund
	Class I	None	None	None	None	2%/60 days
15.	Formula Investing U.S. Value 1000 Fund
	Class A	None	None	0.25%	None	1%/90 days
	Class I	None	None	None	None	1%/90 days
16.	Formula Investing U.S. Value Select Fund
	Class A	None	None	0.25%	None	1%/90 days
	Class I	None	None	None	None	1%/90 days
17.	Formula Investing International Value 400 Fund
	Class A	None	None	0.25%	None	1%/90 days
	Class I	None	None	None	None	1%/90 days
18.	Formula Investing International Value Select Fund
	Class A	None	None	0.25%	None	1%/90 days
	Class I	None	None	None	None	1%/90 days
19.	Timberline Small Cap Growth Fund
	Class A	5.75%	None	0.25%	None	1%/60 days
	Advisor Class	None	None	0.25%	None	1%/60 days
	Institutional Class	None	None	None	None	1%/60 days
20.	Boston Advisors Broad Allocation Strategy Fund
	Class A	5.25%	None	0.25%	None	2%/60 days
	Institutional Class	None	None	None	None	2%/60 days
21.	EIC Value Fund
	Class A	5.50%	None	0.25%	None	2%/30 days
	Class C	None	1%/18 Months	1.00%	None	2%/30 days
	Retail Class	None	None	0.25%	None	2%/30 days
	Institutional Class	None	None	None	None	2%/30 days
22.	Heitman REIT Fund
	Class A	5.75%	None	0.25%	0.25%	2%/30 days
	Class Z	None	None	None	None	2%/30 days

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period (2)	Maximum Rule 12b-1 Fees(3)	Maximum Shareholder Service Fees	Redemption Fee/Holding Period(4)
	Institutional Class	None	None	None	None	2%/30 days
23.	Quality Dividend Fund
	Class A	5.75%	None	0.25%	None	1%/60 days
	Class C	None	1%/12 Months	1.00%	None	1%/60 days
	Institutional Class	None	None	None	None	1%/60 days
24.	Sirios Focus Fund
	Class A	5.50%	None	0.25%	None	2%/30 days
	Class C	None	1%/12 Months	1.00%	None	2%/30 days
	Retail Class	None	None	0.25%	None	2%/30 days
	Institutional Class	None	None	None	None	2%/30 days
25.	Bradesco Latin American Equity Fund
	Class A	5.50%	None	0.25%	None	2%/30 days
	Class C	None	1%/12 Months	1.00%	None	2%/30 days
	Retail Class	None	None	0.25%	None	2%/30 days
	Institutional Class	None	None	None	None	2%/30 days
26.	Bradesco Brazilian Hard Currency Bond Fund
	Class A	5.50%	None	0.25%	None	2%/30 days
	Class C	None	1%/12 Months	1.00%	None	2%/30 days
	Retail Class	None	None	0.25%	None	2%/30 days
	Institutional Class	None	None	None	None	2%/30 days